Exhibit 3.15

ARTICLES OF INCORPORATION

OF

PHASE 2 SOLUTIONS, INC.

KNOW ALL MEN BY THESE PRESENTS

That we the undersigned hereby associate [ILLEGIBLE] together for the purpose of forming a corporation under the laws of the State of Arizona and for such purpose hereby adopt Articles of Incorporation as follows

ARTICLE I

Name and Duration

The name of this corporation shall be PHASE 2 SOLUTIONS, INC. The duration of this corporation shall be perpetual

ARTICLE II

Purpose

The purpose for which this corporation [ILLEGIBLE] customer service to the telecommunications industry and the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona as they may be amended from time to time

ARTICLE III

Initial Business

The corporation initially intends to conduct the business of furnishing customer service to the telecommunications industry and any and all other lawful business for which corporations may be incorporated under the laws of the State of Arizona

ARTICLE IV

Authorized Capital

The corporation shall have authority to issue 1,000,000 shares of common stock, $.01 par value.

Each issued and outstanding share of common stock will [ILLEGIBLE] the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of shareholders

ARTICLE V

Preemptive Rights

The holders of the stock of the corporation shall have from time to time, preemptive rights as to the stock then, or hereafter, authorized to be issued. No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than ninety days.

ARTICLE VI

Stock Rights and Options - Offers

The corporation may issue rights and options to purchase shares of stock of the corporation to directors, officers or employees of the corporation or of any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required

ARTICLE VII

Statutory Agent

The name and address of the initial statutory agent of the corporation is Donald E Anderson, Esq, of Anderson, Brody, Levinson, Weiser & Horwitz PA, 1112 W Camelback Road, Phoenix, Arizona, 85013

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ARTICLE VIII

Known Place of Business

The Known place of business of the corporation shall be 14505 N Hayden Road, Suite 322, Scottsdale, Arizona, 85260.

ARTICLE IX

Board of Directors

The initial Board of Directors shall consist of two (2) directors. The persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are: Robert Miller, 14505 N Hayden Road, Suite 322, Scottsdale, Arizona, 85260; and Larry Willett, 14505 N Hayden Road, Suite 322, Scottsdale, Arizona, 85260

The number of persons to serve on the Board of Directors shall be fixed by the Bylaws.

ARTICLE X

Incorporators

The incorporators of the corporation are: Donald E. Anderson, Esq, 1112 W Camelback Road, Phoenix, Arizona, 85013; and Jamie A. Brody, Esq, 1112 W Camelback Road, Phoenix, Arizona. 85013.

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

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ARTICLE XI

Indemnification of Officers,

Directors, Employees and Agents

The corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages, or liability by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation to the [ILLEGIBLE] extent [ILLEGIBLE] pursuant to Arizona law. This indemnification shall be mandatory in all circumstances which indemnification is permitted by law

ARTICLE XII

Repurchase of Shares

The Board of Directors of the corporation may, from time to time, cause the corporation to purchase its own shares to the extent of the [ILLEGIBLE] and [ILLEGIBLE] earned capital surplus of the corporation

ARTICLE XIII

Fiscal Year

The fiscal year of the corporation shall be determined by the Board of Directors at the organizational meeting initially the corporation shall utilize a calendar year ending the 31st day of December

ARTICLE XIV

Limitation of Fiduciary Liability

To the fullest extent permitted by the laws of the State of Anzona as the same exist or may hereafter be amended a director of the corporation shall not be liable to the corporation or its stockholders for monetary or other damages for breach of fiduciary duties

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as a director [ILLEGIBLE] No repeal, amendment, or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification

IN WITNESS WHEREOF, we, the undersigned, have hereunto set my hand this 1st day of May, 1998.

/s/ Donald E. Anderson
Donald E. Anderson

/s/ Jamie A. Brody
Jamie A. Brody

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WAIVER OF INCORPORATORS

OF

PHASE 2 SOLUTIONS, INC.

We, the undersigned, Donald E. Anderson and Jamie A. Brody, being the Incorporators named in the Articles of Incorporation of PHASE 2 SOLUTIONS, INC., an Arizona corporation (the “Corporation”), which Articles of Incorporation were accepted for filing, approved and received for record by the Corporation Commission of the State of Arizona on May 1, 1998, hereby waive all right, title and interest in and to any stock or property of the Corporation and any right in the management thereof.

DATED this 1 day of May, 1998.

/s/ Donald E. Anderson
Donald E. Anderson

/s/ Jamie A. Brody
Jamie A. Brody

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ACCEPTANCE OF STATUTORY AGENT

OF

PHASE 2 SOLUTIONS, INC.

I. Donald E. Anderson, Statutory Agent, having been designated to act as Statutory Agent, hereby consent to act in that capacity [ILLEGIBLE] removal or resignation [ILLEGIBLE] submitted in accordance with the Arizona Revised Statutes.

/s/ Donald E. Anderson
Donald E. Anderson, Statutory Agent

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ARTICLES OF MERGER

PHASE 2 ACQUISITION SERVICES, INC.	0839430-7

INTO

PHASE 2 SOLUTIONS, INC.	0837919-8
(SURVIVOR)

ARTICLES OF MERGER OF
PHASE 2 ACQUISITION SERVICES, INC.,	0839430-7
AN ARIZONA CORPORATION,
INTO
PHASE 2 SOLUTIONS, INC.,
AN ARIZONA CORPORATION	0837919-8

Pursuant to A.R.S. § 10-1105(A), the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

1. Names of Parties. The parties to the merger herein described are PHASE 2 SOLUTIONS, INC., An Arizona corporation (“Surviving Corporation”) and PHASE 2 ACQUISITION SERVICES, INC., an Arizona corporation (“Disappearing Corporation”).

2. Surviving Corporation Known Place of Business and Statutory Agent. PHASE 2 SOLUTIONS, INC. is the surviving corporation. The known place of business of Surviving Corporation is 14505 N. Hayden Rd., Suite 322, Scottsdale, Arizona 85260. The statutory agent of Surviving Corporation is DONALD E. ANDERSON, ESQ., whose address is 1112 W. Camelback Rd., Phoenix, Arizona 85013.

3. Outstanding Shares. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the plan of merger was as follows:

Common Stock Outstanding Entitled to Vote
Disappearing Corporation	100,000
Surviving Corporation	100,000

4. Approvals. One Hundred Thousand (100,000) outstanding shares of Common Stock of Surviving Corporation were voted in favor of the plan of merger. One Hundred Thousand (100,000) outstanding shares of Common Stock of Disappearing Corporation were voted in favor of the plan of merger. The number of votes cast in favor of the plan of merger by each voting group was sufficient for approval by such group.

5. Amendments. There are no amendments to the Articles of Incorporation of the Surviving Corporation.

This instrument may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 31st day of July, 2000.

DISAPPEARING CORPORATION:

PHASE 2 ACQUISITION SERVICES, INC., an Arizona corporation

By:	/s/ Robert Miller
ROBERT MILLER
Its:	President

2

SURVIVING CORPORATION:

PHASE 2 SOLUTIONS, INC., an Arizona corporation

By:	/s/ Larry Willett
LARRY WILLETT
Its:	President

209836\0814_32221

3

ARTICLES OF CORECTION

TO THE

PLANNER OF MERGER BETWEEN

PHASE 2 ACQUISTION SERVICES, INC.

AND

PHASE 2 SOLUTIONS, INC.

ARTICLES OF CORRECTION

TO THE

PLAN OF MERGER

BETWEEN

PHASE 2 ACQUISITION SERVICES, INC. AND

PHASE 2 SOLUTIONS, INC.

1. The name of the disappearing corporation is PHASE 2 ACQUISITION SERVICES, INC.

2. The name of the surviving corporation is PHASE 2 SOLUTIONS, INC.

3. The original Articles of Merger and Plan of Merger were filed on July 31, 2000.

4. ARTICLE I - TERMS AND EFFECT OF MERGER, Section 1.2(a)(ii) of the Plan of Merger has been revised to reflect the correct ownership percentages of the surviving corporation (PHASE 2 SOLUTIONS, INC.) as follows:

Shareholder	(Phase 2 Acquisition, Inc.) Disappearing Corporation	(Phase 2 Solutions, Inc.) Surviving Corporation	Ownership Percentage
ROBERT D. MILLER	92,010	70,000	70.000%
LARRY R. WILLETT	0	21,170	21.170%
GARY & MARY GRIFFITH	4,930	4,940	4.940%
JEFF AIAZZI	0	830.830%
DAVE AMMONS	1,440	1,440	1.440%
DAVE GRAEF	540	540.540%
LAFE MILLER	900	900.900%
ALIDA KERSKI	180	180.180%

TOTAL	100,000	100,000	100.000%

DATED as of this 30th day of April, 2001.

DISAPPEARING CORPORATION:

PHASE 2 ACQUISITION SERVICES, INC., an Arizona corporation

By:	/s/ Robert D. Miller
ROBERT D. MILLER
Its:	President

SURVIVING CORPORATION:

PHASE 2 SOLUTIONS, INC., an Arizona corporation

By:	/s/ Larry R. Willett
LARRY R. WILLETT
Its:	President

234597\0814_32221

2

ARTICLES OF MERGER OF MACARTHUR ACQUISITION CORP., A DELAWARE CORPORATION INTO PHASE 2 SOLUTIONS, INC., AN ARIZONA CORPORATION	(M-1136247-7)	(NO RECORD)

	(-0837919-8)	(SURVIVOR)

Pursuant to A.R.S. $ 10-1105(A), the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger

1. Names of Parties. The parties to the merger herein described are PHASE 2 SOLUTIONS, INC., an Arizona corporation (“Surviving Corporation”) and MACARTHUR ACQUISITION CORP., a Delaware corporation (“Disappearing Corporation”)

2. Surviving Corporation Known Place of Business and Statutory Agent. PHASE 2 SOLUTIONS, INC., is the surviving corporation. The known place of business of Surviving Corporation is 8901 E Raintree Suite 100, Scottsdale, AZ 85260 The statutory agent of Surviving Corporation is Corporation Services Company, whose address is 2338 W Royal Palm Road, Suite J. Phoenix, Arizona, 82021

3. Outstanding Capital Stock of Constituent Corporations.

(a) Outstanding Shares of Surviving Corporation. The authorized capital stock of Surviving Corporation consists of a single class of common stock ($0.01 Par Value) (“Surviving Corporation Common Stock”), of which One Hundred Thousand (100,000) shares are issued and outstanding and entitled to vote to approve and [ILLEGIBLE] the Agreement and Plan of Merger dated May 25th, 2004 by and between Surviving Corporation and Disappearing Corporation (the “Agreement and Plan of Merger”)

(b) Outstanding Shares of Disappearing Corporation. The authorized capital stock of Disappearing Corporation consists of a single class of common stock ($0.0001 Par Value) (“Disappearing Corporation Common Stock”), of which One Hundred (100) shares are issued and outstanding and entitled to vote to approve and adopt the Agreement and Plan of Merger

4. Approvals. One Hundred Thousand (100,000) outstanding shares of Surviving Corporation Common Stock were voted in favor of the Agreement and Plan of Merger. One Hundred (100) outstanding shares of Disappearing Corporation Common Stock were voted in favor of the Agreement and Plan of Merger. The number of votes cast in favor of the Agreement and Plan of Merger by each voting group was sufficient for approval by such group

5. Amendments. There are not amendments to the Articles of incorporation of the Surviving Corporation

PHASE 2 SOLUTIONS, INC.

ARTICLES OF MARGER

[ILLEGIBLE]

This instrument may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the [25]th day of May, 2004.

DISAPPEARING CORPORATION:

MACARTHUR ACQUISITION CORP., a Delaware corporation

By:	/s/ Alfredo I. Ayala
Alfredo I. Ayala
President

SURVIVING CORPORATION

PHASE 2 SOLUTIONS, INC., an Arizona corporation

By:	/s/ James W. Franke
James W. Franke
Chief Executive Officer

PHASE 2 SOLUTIONS, INC.

ARTICLES OF MERGER

[ILLEGIBLE]

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement and Plan of Merger”) is made and entered into as of this 25th day of May, 2004, effective for all purposes May 20, 2004, by and between PHASE 2 SOLUTIONS, INC. (“Surviving Corporation”) an Arizona corporation and MACARTHUR ACQUISITION CORP (“Disappearing Corporation”), a Delaware corporation and wholly owned subsidiary of eTelecare International, Inc. (“Parent”) Surviving Corporation and Disappearing Corporation will sometimes be referred to as the “Constituent Corporations.”

RECITALS:

A. The authorized capital stock of Disappearing Corporation consists of Twenty Five Million (25,000,000) shares of common stock ($0.0001 Par Value) (“Disappearing Corporation Common Stock”), of which One Hundred (100) shares are issued and outstanding and held by Parent, the sole shareholder of record having a principal place of business at 602 E Huntington Drive, Suite H. Monrovia. California, 91016.

B. The authorized capital stock of Surviving Corporation consists of One Million (1 000 000) shares of common stock ($0.01 Par Value) (“Surviving Corporation Common Stock”), of which One Hundred Thousand (100,000) shares are issued and outstanding and held by Surviving Corporation’s parent, Disappearing Corporation, the sole shareholder of record, with a principal place of business at 602 E Huntington Drive, Suite H. Monrovia, California, 91016.

C. The respective boards of the Constituent Corporations deem it advisable and generally in the best interests and to the advantage of each corporation, and of the shareholders of each, that Disappearing Corporation be merged with and into Surviving Corporation (the “Merger”), with Surviving corporation surviving the Merger as a wholly owned subsidiary of Parent such Merger to be consummated in accordance with this Agreement and Plan of Merger and the laws of the State of Arizona and the State of Delaware in order to among other business purposes realize economies or operation and management and reduce administrative overhead costs. In the Merger each share of Disappearing Corporation Common Stock outstanding immediately prior to such merger will be converted into shares of the common stock (par value $0.01 per share), of Surviving Corporation Common Stock pursuant to Section 1.2(a)(ii) herein.

D. The parties hereto desire to enter into this Agreement and Plan of Merger to provide for the Merger and to have it submitted to the shareholders of the Constituent Corporations for their consideration, approval and adoption.

NOW THEREFORE, in consideration of the mutual agreements provisions and covenants herein contained the parties hereby agree as follows:

[ILLEGIBLE]

COVENANTS:

ARTICLE 1

Terms and Effect of Merger

1.1 Merger. Upon the Effective date (as defined in Section 2.2) Disappearing Corporation shall be merged with and into Surviving Corporation on the terms and conditions of this Agreement and Plan of Merger and in accordance with A R S section 10-1103 and A R S section 10-1103 of the Arizona General Corporation Law, and the separate existence of Disappearing Corporation shall cease. Surviving Corporation shall continue to exist as a domestic corporation under and be governed by the Arizona Business Corporation Act. The Surviving Corporation shall possess all the assets rights privileges, powers and franchises and shall be subject to all the restrictions obligations liabilities disabilities and duties of Disappearing Corporation On and after the Effective Date of the Merger, the Surviving Corporation shall be responsible and liable for all liabilities and obligations of Disappearing Corporation, and any claim existing or action or proceeding pending by or against Disappearing Corporation may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in the place of Disappearing Corporation Neither the rights of creditors of Disappearing Corporation nor any liens upon the property of any Disappearing Corporation shall be impaired by the Merger.

1.2 Terms of Merger.

(a) Conversion of Disappearing Corporation Common Stock. The manner and basis of converting or exchanging the issued stock of each of the Constituent Corporations into different stock or other consideration and the manner of dealing with any issued stock of the Constituent Corporations not to be so converted or exchanged on the Effective Date (as defined in Section 2.2). shall be as follows;

(i) Each share of Disappearing Corporation Common Stock if any held in the Disappearing Corporation’s treasury on the Effective Date shall be canceled

(ii) Each share of Disappearing Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of Surviving Corporation Common Stock;

(iii) On the Effective Date of the Merger except as otherwise provided by the Arizona Business Corporation Act with respect to dissenting stockholders each outstanding certificate or certificates representing Disappearing Corporation Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof be automatically canceled, and a certificate or certificates representing the appropriate number of Surviving Corporation Common Stock shall be issued

[ILLEGIBLE]

1.3 Assumption of Assets and Liabilities. All property real and [ILLIGIBLE] causes of action and every other asset of Disappearing Corporation shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all of the liabilities obligations and penalties of Disappearing Corporation. No liability or obligation due or to become due and no claim or demand for any cause existing against either Disappearing Corporation, or any shareholder officer or director thereof shall be released or impaired by the Merger and no action or proceeding whether civil or criminal, then pending by or against Disappearing Corporation or any shareholder, officer or director thereof, shall [ILLEGIBLE] or be discontinued by Merger, but may be enforced, prosecuted, settled or compromised as if the Merger has not occurred or the Surviving corporation may be substituted in any such action or special proceeding in place of Disappearing Corporation.

1.4 Management of the Surviving Corporation. From and after the Effective Date the persons who shall serve as officers of the Surviving Corporation until their respective successors are elected or appointed or until their death resignation retirement or removal from office shall be as follows

Name	Office
JAMES W FRANKE	Chief Executive Officer

LARRY R WILLETT	President

ALFREDO I AYALA	Vice President and Secretary

1.5 Data. All books and records of Disappearing Corporation which pertain to its businesses including without limitation all financial records, lease records title data and operating data, shall be assembled and delivered on the Closing Date (as defined in Section 2.1) to Surviving Corporation.

1.6 Further Assurances. If at any time after the Effective Date the Surviving Corporation shall consider or be advised that any further deeds, assignment or assurances in law of in any other things are necessary desirable or proper to vest perfect or confirm of record or otherwise in the Surviving Corporation the title to any property or rights of Disappearing Corporation acquired or to be acquired by reason of or as a result of the Merger Disappearing Corporation agrees that they and the [ILLEGIBLE] proper officers and directors shall and will execute and deliver all such proper deeds assignments and assurances in law and do all things necessary desirable or proper to vest perfect or confirm [ILLEGIBLE] to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement and Plan of Merger and that the proper officers and directors of Disappearing Corporation and of the Surviving Corporation as the case may be otherwise to take any and all such action.

[ILLEGIBLE]

ARTICLE 2

Effective Date

The Merger shall become effective as of the date the Articles of Merger are declared effective by the Arizona Corporations Commission. The time and date as of which the Merger becomes effective is hereinafter referred to as the “Effective Date,” notwithstanding the filing of the Articles of Merger or otherwise

ARTICLE 3

Articles of Incorporation

The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Date, subject to the right of the Surviving Corporation to amend its Articles of Incorporation in accordance with the Arizona Business Corporation Act

ARTICLE 4

Bylaws

The Bylaws of Surviving Corporation shall be the Bylaws of the Surviving Corporation as-in-effect on the date of this Agreement and Plan of Merger

ARTICLE 5

Representations and Warranties

5.1 Representations and Warranties of Constituent Corporations. Each Constituent Corporation represents and warrants, as to itself only to each other Constituent Corporation as follows:

(a) Representations and Warranties of Disappearing Corporation. Disappearing Corporation represents and warrants to the Surviving Corporation that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, that it has fully disclosed all of its assets and liabilities to the Surviving Corporation; that it has corporate power and authority to merge with the Surviving Corporation pursuant to this Agreement and Plan of Merger, that the Board of Directors of Disappearing Corporation has taken all action required by law and its Certificate of incorporation and its Bylaws to authorize the execution and delivery of this Agreement and Plan of Merger Except for the requisite approval and adoption of the merger by its shareholder as contemplated by Section 6.1(d) no other corporate proceedings on its part are necessary to authorize this Agreement and Plan of Merger and the transactions contemplated hereby; and that this Agreement and Plan of Merger is a valid and binding agreement of Disappearing Corporation

(b) Representations and Warranties of the Surviving Corporation. The Surviving Corporation represents and warrants to Disappearing Corporation that it is a corporation duly organized validly existing and in good standing under the laws of the

[ILLEGIBLE]

State of Arizona that the Surviving Corporation has corporate power and authority to merge with Disappearing Corporation pursuant to this Agreement and Plan of Merger that the Surviving Corporation and its Board of Directors have taken all action required by law its Articles of Incorporation and its Bylaws, to authorize the execution and delivery of this Agreement and Plan of Merger Except for the requisite approval and adoption of the Merger by its shareholder as contemplated by Section 6.1(d) no other corporate proceedings on its part are necessary to authorize this Agreement and Plan of Merger and the transactions contemplated hereby: and that this Agreement and Plan of Merger in a valid and binding agreement of the Surviving Corporation.

ARTICLE 6

Conditions to Obligations

6.1 Conditions to Obligations of the Constituent Corporations. The obligations of each Constituent Corporations under this Agreement and Plan of Merger are subject to the satisfaction on or prior to the Closing Date of all of the following conditions precedent compliance with which or the occurrence of which may be waived in whole or in part by such Constituent Corporation in writing.

(a) Accuracy of Representations Warranties an Covenants.

(i) Except as otherwise contemplated by this Agreement and Plan of Merger all representations and warranties of the other Constituent Corporation contained in this Agreement and Plan of Merger shall be true and correction every material respect on and as of the Closing Date with the same effect as thought the same had been made on and as of the Effective Date.

(ii) Each Constituent Corporation shall have performed and satisfied all agreements covenants and conditions required by this Agreement and Plan of Merger to be performed or satisfied by it on or prior to the Closing Date.

(b) Absence of Litigation. No action or proceedings shall be pending or shall have been instituted or threatened prior to or at the Closing Date before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated by this Agreement and Plan of Merger or which could be materially adverse to the business of any Constituent Corporation.

(c) No Material Adverse Change. There shall not have been any material adverse change in the financial condition properties results of operations or business prospects of any Constituent Corporation and no Constituent Corporation shall have sustained any material destruction loss or damage to its properties whether or not insured which affects its ability to conduct its business.

(d) Shareholder Approval. Prior to the Closing Date the shareholders of both Disappearing Corporation and Surviving Corporation shall have approved this Agreement and Plan of Merger pursuant to Arizona law.

[ILLEGIBLE]

ARTICLE 7

Termination and Amendment of Agreement and Plan of Merger

7.1 By Mutual Agreement. At any time prior to the Effective Date, whether before or after approval by the shareholders of Surviving Corporation and Disappearing Corporation the parties obligations under this Agreement and Plan of Merger may be terminated by the mutual consent of all the parties hereto with the approval of their respective boards of directors without liability on the part of any party hereto or its representatives directors officers or shareholders.

7.2 Failure of Conditions. If any of the conditions precedent to any Constituent Corporation’s obligations hereunder are not satisfied and are not waived on or prior to the Closing Date such Constituent Corporation may at its option and without prejudice to any rights it may have to damages for the breach or failure of any representation warranty covenant or agreement of the other Constituent Corporation contained in this Agreement and Plan of Merger, terminate its obligations under this Agreement and Plan of Merger by delivering written notices of termination to the other Constituent Corporation stating the grounds for such termination.

7.3 Specific Performance. The parties acknowledge that the subject matter of the Agreement and Plan of Merger is unique and if any party fails to perform or observe any of its covenants, agreements or obligations contained in or created by this Agreement and Plan of Merger, the other party or parties shall have in addition to all other remedies, the right to enforce specific performance of this Agreement and Plan of Merger by a suit in equity or otherwise.

7.4 Amendment and Waiver. At any time prior to the Effective Date any of the terms or conditions of this Agreement and Plan of Merger may be waived in writing by the party hereto that is entitled to the benefit thereof by action taken by the board of directors for that purpose. To the extent permitted by law, this Agreement and Plan of Merger may be amended or modified in whole or in part before or after the approve of the shareholders of Surviving Corporation and Disappearing Corporation by an agreement in writing executed in the same manner as this Agreement and Plan of Merger after authorization to do so by the boards of directors of the part is hereto provided however, that not such agreement or modification shall include any charge maternally and adversely affecting the rights of such shareholders without first resubmitting any such agreement or modification to them for their approval and consent.

ARTICLE 8

Miscellaneous Provisions

8.1 Notices. Any notice or demand required or permitted to be given hereunder shall be on writing and shall be deemed effective Forty-Eight (48) hours after having been deposited in the United States mail postage prepaid registered or certified return receipt requested and addressed as to each party in the following manner.

[ILLEGIBLE]

To Disappearing Corporation

ALFREDOI AYALA

MACARTHUR ACQUISITON CORP

602 E Huntington Drive Suite H. Monrovia California 91016

To Surviving Corporation.

DEREK HOLLEY or JIM FRANKE

PHASE 2 SOLUTIONS, INC.

c/o eTelecare International, Inc.

602 E.Huntington Drive, Suite H. Monrovia, California, 91016

Any party may change the address to which such notices are to be addressed by giving the other party notice in the manner set forth herein

8.2 Entire Agreement. This Agreement and Plan of Merger constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement and Plan of Merger shall be binding unless executed in writing by the party against whom it is asserted and delivered by that party to each of the other parties. No waiver of any of the provisions of this Agreement and Plan of Merger shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

8.3 Captions. The title or headings of the various sections, articles and paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement and Plan of Merger

8.4 Number. Throughout this Agreement and Plan and Merger, wherever the context so requires the singular shall include the plural and the masculine gender shall include the feminine and neuter genders and vice versa

8.5 Severability. If any provision in this Agreement and Plan of Merger or in any other agreement or covenant delivered at or prior to the Closing pursuant to the terms of the Agreement and Plan of Merger shall be held invalid or unenforceable this Agreement and Plan of Merger shall be terminated

8.6 Counterparts. This Agreement and Plan of Merger is being executed simultaneously in one or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument

[ILLEGIBLE]

8.7 Successors and Assigns. All of the terms and provisions of this Agreement and Plan of Merger shall be binding upon and shall there to the benefit of the parties hereto and their respective [ILLEGIBLE] persons representatives executors transferees successors and assigns

8.8 Governing Law. The parties hereby agree that the Agreement and Plan of Merger shall be construed enforced are governed by the laws of the State of Arizona

8.9 Attorneys Fees. In the event any party hereto shall institute an action to enforce any rights or correct any damages hereunder the prevailing party in such action shall be ensure in action to any other reset awarded by the court to such reasonable attorneys fees as the court may award

8.10 Survival. The representations warranties covenants or agreements [ILLEGIBLE] shall survive the Effective Date

8.11 Counterparts. This Agreement and Plan of Merger may be executed in any number of counterparts Such counterparts shall be deemed to constitute one and the same instrument and each counterpart shall be deemed an original hereof.

[Remainder or page intentionally left blank]

[ILLEGIBLE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger to be effective as of the day and year first above written.

DISAPPEARING CORPORATION:

MacArthur Acquisition Corp.,
A Delaware Corporation

By:	/s/ Alfredo I. Ayala
Alfredo I. Ayala,
President

SURVIVING CORPORATION:

PHASE 2 SOLUTIONS, INC., an Arizona corporation

By:	/s/ James W. Franke
James W. Franke,
Chief Executive Officer

PHASE 2 SOLUTIONS INC. MACARTHUR ACQUISITION CORP.

AGREEMENT AND PLAN OF MERGER

SIGNATURE PAGE

[ILLEGIBLE]

EXHIBIT A

The name of the corporation was Phase 2 Solutions, Inc.

The new name of the corporation will be eTelecare Global Solutions AZ, Inc.